Paxson Communications Reports Fourth Quarter and Full Year 2002 Results

    WEST PALM BEACH, Fla.--(BUSINESS WIRE)--March 25, 2003--Paxson Communications Corporation (AMEX:PAX) (the "Company" or "Paxson"), the owner and operator of the nation's largest broadcast television station group and the PAX TV network (the "Network") reaching 88% of U.S. households (94 million households), today reported its unaudited financial results for the three months and the year ended December 31, 2002. Gross revenues for the fourth quarter of 2002 increased 10.7% to $85.4 million compared to $77.1 million for the fourth quarter of 2001. Gross revenues for the year ended December 31, 2002 increased 4.2% to $321.9 million compared to $308.8 million for the year ended December 31, 2001. The Company's EBITDA (as defined later in this press release) for the fourth quarter of 2002 increased 5.3% to $7.4 million compared to $7.0 million for the fourth quarter of 2001. The Company's EBITDA for the year ended December 31, 2002 decreased to $17.0 million from $18.1 million for the year ended December 31, 2001. The Company also announced today that, as further described in this press release, it will be restating its quarterly financial results for 2002 in order to correct an accounting matter with respect to non-cash deferred tax adjustments resulting from the Company's adoption of SFAS No. 142, "Goodwill and Other Intangible Assets."

    Company Highlights:

    -- The Company has closed on or has pending transactions which will complete its plan to raise $100 million in cash. The Company has received $61 million in proceeds to date, consisting of $26 million received in the fourth quarter of 2002 from the sale of its television station WPXB-TV serving the Merrimack, NH market and $35 million received in the first quarter of 2003 from the sale of its television station KPXF-TV, serving the Fresno, California market.

    -- In April 2003, the Company expects to close on the sale of its television stations WMPX-TV, serving the Portland-Auburn, Maine market and WPXO-TV, serving the St. Croix, USVI market, which have already received FCC approval, for $10 million as well as to close on the sale of its partnership interest in WWDP-TV serving the Norwell, Massachusetts market, netting an additional $15 million.

    -- The Company has also signed an agreement to sell its television station KAPX-TV, serving the Albuquerque, New
        Mexico market, to Telefutura, a wholly owned subsidiary of Univision Communications Inc., for $20 million.

    Gross revenues for the fourth quarter of 2002 increased 10.7% to $85.4 million, compared to $77.1 million for the fourth quarter of 2001. Gross revenues for the year ended December 31, 2002 were $321.9 million, an increase of 4.2% over the prior year. Net revenues for the fourth quarter of 2002 increased 10.5% to $73.3 million compared to $66.3 million for the fourth quarter of 2001. Net revenues for the twelve months ended December 31, 2002 increased 4.4% to $276.9 million compared to $265.3 million for the twelve months ended December 31, 2001. The Company's revenue improvements for the three and twelve-month periods primarily reflect the strength of television station local and national spot revenues during the periods.
    The Company's EBITDA improved 5.3% to $7.4 million for the fourth quarter of 2002 compared to $7.0 million for the fourth quarter of 2001. The Company's EBITDA decreased to $17.0 million for the year ended December 31, 2002, from $18.1 million for the year ended December 31, 2001. The Company's operating loss was $52.6 million for the fourth quarter of 2002 compared to $21.0 million for the fourth quarter of 2001. The Company's operating loss was $92.8 million for the year ended December 31, 2002, compared to $157.7 million for the year ended December 31, 2001.
    The net loss attributable to common stockholders for the fourth quarter of 2002 was $75.3 million or $1.16 per share compared to a net loss of $71.3 million or $1.10 per share for the fourth quarter of 2001. The net loss attributable to common stockholders for the year ended December 31, 2002 was $414.0 million or $6.38 per share compared to $350.4 million or $5.43 per share for the year ended December 31, 2001. During the fourth quarter of 2002, the company recorded an adjustment of programming to net realizable value of $38.4 million and a restructuring charge of $2.6 million. These charges relate to the Company's modification of its programming schedule to increase the number of hours available to long-form programming on the PAX TV network as well as the restructuring of certain of the Company's business operations.
    Paxson's Chairman and Chief Executive Officer Lowell "Bud" Paxson commented, "With the recent announcement of the sale of our television station serving the Albuquerque, New Mexico market for $20 million, we have met our goal of raising over $100 million in cash. We have received $61 million in cash proceeds so far and we expect to receive an additional $45 million of cash upon the completion of the sale in early April of our Portland, Maine, St. Croix, and Albuquerque stations and our partnership interest in WWDP which serves the Norwell, Massachusetts market. Based on our operating performance to date for the first quarter, we are pleased with the direction of our operating plan for 2003. With the completion of our liquidity plan combined with our operating plan to achieve breakeven free cash flow during 2003, we currently expect to end 2003 with cash balances in excess of $100 million."
    Commenting on the outlook for the first quarter, Paxson's Chief Financial Officer Tom Severson said, "We currently expect our revenues for the first quarter of 2003 to be relatively flat compared to the first quarter of 2002. We expect our first quarter EBITDA to be in the $14-$16 million range, which at the mid-point of our guidance, would be an EBITDA improvement of 100% over last year's first quarter EBITDA of $7.5 million. We are not giving full year 2003 revenue or EBITDA guidance at this time; however, we are well positioned for EBITDA growth in 2003 and we are committed to achieving breakeven free cash flow for the year."

    Balance Sheet Analysis:

    The Company's cash and short-term investments increased during the fourth quarter by $1.3 million to $42.8 million as of December 31, 2002. The quarter's increase in cash and short-term investments primarily resulted from proceeds from the sale of the Company's Merrimack, NH television station offset by cash required to fund the Company's operations. The Company's total debt increased $14.3 million during the quarter to $900.1 million as of December 31, 2002. The increase in total debt for the quarter resulted primarily from the accretion of interest associated with the Company's 12 1/4 % senior subordinated discount notes as well as drawings under the Company's capital expenditures facility of $5.0 million. As of December 31, 2002, the Company had $2.0 million in available capacity under its bank credit facility to fund future capital expenditures.


Other Financial Data:
(in thousands)

                                For the Three       For the Twelve
                                     Months              Months
                              Ended December 31,   Ended December 31,
                                2002      2001      2002      2001
                                  (Unaudited)         (Unaudited)

   EBITDA (a)                   $7,403    $7,029   $17,049    $18,061
                              ========= ========= ========= ==========
   Operating loss (b)         $(52,606) $(20,965) $(92,812) $(157,732)
                              ========= ========= ========= ==========
   Program rights payments and
    deposits                   $24,312   $35,993  $116,243   $130,566
                              ========= ========= ========= ==========
   Payments for cable
    distribution rights         $5,894    $1,949    $9,286    $14,418
                              ========= ========= ========= ==========
   Capital expenditures         $5,151   $12,559   $31,177    $35,213
                              ========= ========= ========= ==========
   Cash flows used in
    operating activities      $(24,301) $(18,939) $(75,428)  $(60,772)
                              ========= ========= ========= ==========
   Cash flows provided by
    (used in) investing
    activities                 $23,006   $43,033   $(7,689)   $48,477
                              ========= ========= ========= ==========
   Cash flows provided by
    financing activities        $3,693   $33,915   $25,024    $44,790
                              ========= ========= ========= ==========


    (a) "EBITDA" is defined as operating loss plus depreciation, amortization, stock-based compensation, programming net realizable value adjustments, restructuring charges, and time brokerage and affiliation fees. EBITDA does not purport to represent cash provided by operating activities as reflected in the Company's consolidated statements of cash flows, is not a measure of financial performance under generally accepted accounting principles, and should not be considered in isolation. Management believes the presentation of EBITDA is relevant and useful because EBITDA is a measurement industry analysts utilize when evaluating the Company's operating performance. Management also believes EBITDA enhances an investor's understanding of the Company's results of operations because it measures the Company's operating performance exclusive of interest and other non-operating and non-recurring items as well as non-cash charges for depreciation, amortization and stock-based compensation. In evaluating EBITDA, investors should consider various factors including its relationship to the Company's reported operating losses and cash flows from operating activities. Investors should be aware that EBITDA may not be comparable to similarly titled measures presented by other companies and could be misleading unless all companies and analysts calculate such measures in the same manner. EBITDA is not indicative of the Company's cash flows from operations and therefore does not represent funds available for the Company's discretionary use.
    (b) Results for the three and twelve months ended December 31, 2002 exclude amortization of FCC license intangible assets and goodwill as a result of adoption of SFAS No. 142.

    Adoption of SFAS 142 and Related Amendments to 2002 Quarterly
Reports:

    Effective first quarter 2002, the Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142"), which requires that goodwill and intangible assets with indefinite lives, including FCC licenses, be tested for impairment annually rather than amortized over time. No goodwill or FCC license impairment charges were recognized upon adoption. However, due to the deferred tax consequences of SFAS No. 142, the Company was required to increase its deferred tax asset valuation allowance in 2002. As a result of the new accounting standard, the Company's amortization expense is now significantly lower as the Company no longer amortizes goodwill and FCC license intangible assets. Amortization expense related to the FCC license intangible assets and goodwill was $10.0 million and $39.5 million for the three and twelve months ended December 31, 2001, respectively. Had the Company adopted SFAS No. 142 prior to 2001, the net loss attributable to common stockholders for the three and twelve months ended December 31, 2001 would have decreased to $64.9 million, or $1.00 per share, and $325.1 million, or $5.04 per share, respectively, net of deferred taxes.
    Upon further analysis completed by the Company in connection with the preparation of its 2002 annual report on Form 10-K, the Company determined that an adjustment was required to properly reflect its tax provisions in the Company's financial statements as presented in Form 10-Q as filed for the quarterly periods of 2002. These non-cash tax adjustments result from the Company's implementation of SFAS No. 142. Historically, the Company has netted its deferred tax liability related to FCC licenses and goodwill against its deferred tax asset. Following adoption of SFAS No. 142, the temporary differences created by different treatment for book and tax of the Company's indefinite lived intangibles can no longer be assumed to offset deductible temporary differences which create deferred tax assets. Therefore, the Company was required to record an additional tax expense to increase its deferred tax asset valuation allowance in its financial statements totaling approximately $125.9 million, $3.5 million and $3.5 million for the three month periods ending March 31, 2002, June 30, 2002 and September 30, 2002, respectively.
    The Company will be amending its 2002 quarterly reports filed on Form 10-Q in order to restate its quarterly results for 2002 to reflect deferred tax adjustments resulting from the Company's adoption of SFAS No. 142. The Company's amendments to its 2002 financial reports on Form 10-Q are limited to this accounting matter. These non-cash adjustments to the Company's tax provision do not affect the Company's net operating loss carry-forward or taxes payable to the Internal Revenue Service. The Company's revenues, operating expenses, operating loss and EBITDA were unaffected by these adjustments. The Company intends to file its amended Form 10-Qs for the first three quarters of 2002 simultaneously with the filing of its 2002 Form 10-K.

    Forward-Looking Statements:

    This press release contains forward-looking statements, within the meaning of federal securities laws that involve risks and uncertainties. All statements herein that address activities, events or developments that the Company expects or anticipates will or may occur in the future, including the Company's estimates of financial performance and such things as business strategy, measures to implement strategy, competitive strengths, goals, references to future success and other events are generally forward-looking statements.
    The Company's actual results may differ materially from its estimates. Whether actual results, events and developments will conform with the Company's expectations is subject to a number of risks and uncertainties and important factors, many of which are beyond the control of the Company. Among the risks and uncertainties which could cause the Company's actual results to differ from those contemplated by its forward-looking statements are the risk that the Company may not be able to successfully develop its television operations to the point where these operations generate sufficient cash flow to enable the Company to meet its financial obligations, including the financial covenants under its senior credit facility; the effects of government regulations and changes in the laws affecting the Company's business; industry and economic conditions; and the risks and uncertainties contained in the Company's periodic reports filed with the Securities and Exchange Commission. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the results, events or developments referenced herein will occur or be realized.
    The Company is providing public dissemination through this press release of certain estimates for its first quarter 2003 financial performance. The Company expressly disclaims any current intention to update its estimates.

    Paxson Conference Call:

    The senior management of Paxson will hold a conference call to discuss the Company's fourth quarter and full year results on Tuesday, March 25, 2003 at 5:30 p.m. EST. To access the teleconference, please dial 888-324-7816 (U.S.), 415-228-3886 (Int'l), passcode "Paxson", ten minutes prior to the start time. The teleconference will also be available via live webcast on the investor relations portion of the Company's website, located at http://www.pax.tv/investors. If you cannot listen to the teleconference at its scheduled time, there will be a replay available through March 27, 2003, which can be accessed by dialing 888-562-5417 (U.S.) or 402-530-7682 (Int'l). The webcast will also be archived on the Company's website until 11:59 p.m. EST on March 27, 2003, after which time the information in the webcast, including the Company's estimates of first quarter financial performance, should not be relied upon.

    About Paxson Communications Corporation:

    Paxson Communications Corporation owns and operates the nation's largest broadcast television distribution system and PAX TV, family television. PAX TV reaches 88% of U.S. television households via nationwide broadcast television, cable and satellite distribution systems. PAX TV's original series include, "Sue Thomas: F.B.Eye," starring Deanne Bray, "Doc," starring recording artist Billy Ray Cyrus and "Just Cause" starring Richard Thomas and Lisa Lackey. Other original PAX series include "It's A Miracle" and "Candid Camera." For more information, visit PAX TV's website at http://www.pax.tv.


                   PAXSON COMMUNICATIONS CORPORATION
                       STATEMENTS OF OPERATIONS
            (in thousands except share and per share data)
                              (unaudited)


                          For the Three Months       For the Year
                                Ended                   Ended
                              December 31,            December 31,
                           2002        2001        2002        2001
Revenues:
Gross revenues            $85,374     $77,149    $321,896    $308,806
Less: agency
 commissions              (12,116)    (10,825)    (44,975)    (43,480)
                       ----------- ----------- ----------- -----------
Net revenues               73,258      66,324     276,921     265,326
                       ----------- ----------- ----------- -----------

Expenses:
Programming and
 broadcast operations      13,695      12,160      51,204      43,030
Program rights
 amortization              19,592      18,567      77,980      84,808
Selling, general and
 administrative            33,178      28,568     132,305     119,427
Business interruption
 insurance proceeds          (610)          -      (1,617)          -
Time brokerage and
 affiliation fees           1,089         894       4,079       3,621
Stock-based
 compensation                 719       4,426       3,810      10,161
Adjustment of
 programming to net
 realizable value          38,370           -      41,270      66,992
Restructuring charge        2,640      (1,229)      2,173      (1,229)
Depreciation and
 amortization              17,191      23,903      58,529      96,248
                       ----------- ----------- ----------- -----------
Total operating
 expenses                 125,864      87,289     369,733     423,058
                       ----------- ----------- ----------- -----------
Operating loss            (52,606)    (20,965)    (92,812)   (157,732)
                       ----------- ----------- ----------- -----------

Other income (expense):
Interest expense          (22,193)    (12,496)    (85,214)    (49,722)
Interest income               711         515       2,363       4,538
Other income
 (expenses), net              531      (1,683)       (388)     (4,049)
Gain on modification of
 program rights
 obligations                  603         233       1,520         932
Gain (loss) on sale of
 television stations       24,520        (785)     25,170      12,274
                       ----------- ----------- ----------- -----------

Loss before income
 taxes and
 extraordinary item       (48,434)    (35,181)   (149,361)   (193,759)
Income tax provision       (4,043)        (30)   (136,948)       (120)
                       ----------- ----------- ----------- -----------
Loss before
 extraordinary item       (52,477)    (35,211)   (286,309)   (193,879)

Extraordinary charge            -           -     (17,552)     (9,903)
                       ----------- ----------- ----------- -----------
Net loss                  (52,477)    (35,211)   (303,861)   (203,782)

Dividends and accretion
 on redeemable
 preferred stock          (22,828)    (36,125)   (110,099)   (146,656)
                       ----------- ----------- ----------- -----------
Net loss attributable
 to common stockholders  $(75,305)   $(71,336)  $(413,960)  $(350,438)
                       =========== =========== =========== ===========

Basic and diluted loss
 per common share:
   Loss before
    extraordinary
    charge                 $(1.16)     $(1.10)     $(6.11)     $(5.28)
   Extraordinary charge         -           -        (.27)       (.15)
   Net loss                $(1.16)     $(1.10)     $(6.38)     $(5.43)
                       =========== =========== =========== ===========

Weighted average shares
 outstanding           64,880,466  64,657,508  64,849,068  64,508,761


    CONTACT: Paxson Communications Corporation, West Palm Beach
             Nancy Udell, 561/682-4195
             or
             Maria Dinoia, 561/682-4134
             or
             Investor Contact:
             Tom Severson, 561/682-4122
             or
             Cheryl Scully, 561/682-4211 phone, 561/659-3689 fax